                                                               EXHIBIT 10.21

                ACKNOWLEDGEMENT, WAIVER AND AMENDMENT
                                TO
                       AMENDED AND RESTATED
                   WORKING CAPITAL FINANCING AND
                       TERM LOAN AGREEMENT

     This Acknowledgement, Waiver and Amendment ("Amendment") to the Amended and Restated Working Capital Financing and Term Loan Agreement is made as of November 10, 1997 by and between Radius Inc., a California corporation ("Customer") and IBM CREDIT CORPORATION, a Delaware corporation ("IBM Credit").

                            RECITALS:

     A. Customer and IBM Credit have entered into that certain Amended and Restated Working Capital and Financing and Term Loan Agreement, dated as of August 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Agreement").

     B. Customer is in default of one or more of its financial covenants contained in the Agreement as more specifically set forth in Section 2 hereof;

     C. Customer has requested that IBM Credit increase the Line of Credit by Two Million Dollars ($2,000,000.00);

     D. Whereas, IBM Credit is willing to increase the Line of Credit and waive the defaults, in each case, on the terms and subject to the conditions set forth in this Amendment;

                             AGREEMENT

     NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Acknowledgement. Customer acknowledges that the financial covenants set forth in Attachment A to the Amended and Restated Working Capital Financing and Term Loan Agreement are applicable to the financial results of Customer for the fiscal year ending September 30, 1997, and Customer was required to maintain such financial covenants at all times. Customer further acknowledges its actual attainment was as follows:

                                               Covenant                     Covenant
Covenant                                       Requirement                  Actual
--------                                       -----------                  ---------
(a) Minimum Working Capital                    Greater than $18,000,000     $7,900,000

(b) Current Assets to Current Liabilities      Greater than 2.0:1.0         1.44:1.0

Section 3. Waivers to Agreement. IBM Credit hereby waives the defaults of Customer with the terms of the Agreement to the extent such defaults are set forth in Section 2 hereof.


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

Section 4. Amendment. The Agreement is hereby amended as follows:

     (A) Attachment A to the Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto.

     (B) Attachment F to the Agreement is hereby amended by deleting Attachment F thereto in its entirety, and substituting, in lieu thereof, the Attachment F attached hereto.

     (C) Section 1.1 of the Agreement is hereby amended by:

  (1) deleting the definition of "Termination Date" in its entirety and substituting, in lieu thereof, the following definition of "Termination Date":

     "Termination Date": shall mean the earlier of (i) March 31, 1998 and
     (ii) the date the Line of Credit is reduced to zero dollars ($0.00) pursuant to Section I of Attachment A of this Agreement.

  (2) deleting the definitions of "Collateral Management Report" in its entirety and substituting, in lieu thereof, the following definition of "Collateral Management Report":

     "Collateral Management Report": a report to be delivered by Customer to IBM Credit from time to time, as provided herein, signed by an Approved Officer, in the form of Attachment F hereto."

     (D) Section 2.10 of the Agreement is hereby amended by:

  (1) deleting from the definition of "Mandatory Pre-Payment Amount" contained therein clause (1) thereof in its entirety and substituting, in lieu thereof, the following clause (1):

     "(1)(x) an amount equal to the proceeds of any sale, transfer or other disposition set forth in clause (i) of the definition of Mandatory Pre-Payment Date other than any sale, transfer or other disposition of Customer's interest in Splash Technology Holdings, Inc. ("Splash") and
     (y) in the case of any sale, transfer or other disposition of Customer's interest in Splash on or after November 11, 1997, seventy-five percent (75%) of proceeds of the sale, transfer or other disposition of the first 232,151 shares of common stock of Splash (such proceeds, the "Fee Proceeds"), and fifty percent (50%) of the proceeds of the sale, transfer or other disposition of the remaining shares of common stock of Splash."

  (2) inserting in the seventh sentence of such Section 2.10 immediately following the phrase "The Mandatory Pre-Payment Amounts", the new phrase ", other than the Fee Proceeds".

     (E) Section 2.11 of the Agreement is hereby amended by deleting such
Section in its entirety and substituting, in lieu thereof, the following
Section 2.11:

     "2.11. Sale of Splash Stock. (a) Customer shall use its best efforts to sell 232,151 shares of common stock of Splash on or prior to December 31, 1997 at a price consented to by IBM Credit from time to time. A portion of the proceeds of the sale of the first 232,151 shares of common stock of splash sold by Customer on or after November 11, 1997 equal to the Fee Proceeds shall be paid to IBM Credit as a "Cancellation Fee". Upon receipt by IBM Credit of the Cancellation Fee, IBM Credit's options with respect to a number of shares of common stock of Splash having a value on the day of the sale by Customer of the


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

     common stock of Splash from which such Cancellation Fee is the proceeds equal to such Cancellation Fee shall be automatically cancelled.

     (b) Following the sale of the shares of common stock of Splash set forth in paragraph 2.11(a) above, Customer may, from time to time, until notified by IBM Credit otherwise in its sole discretion, sell additional shares of common stock of Splash; PROVIDED that fifty percent (50%) of the proceeds of any such sale are applied in accordance with Section 2.10; PROVIDED, FURTHER, after giving effect to any such sale the unsold common stock of Splash owned by Radius (Cayman Islands) Inc. and pledged to IBM Credit, excluding any shares subject to the option granted by Customer to IBM Credit, multiplied by the closing bid price of a share of common stock of Splash traded on the NASDAQ National Market as of the last trading day of the preceding calendar week shall equal or exceed two times the Outstanding Advances (after giving effect to the application of the proceeds of such sale)."

Section 5. Additional Requirements. The Agreement is hereby amended by inserting therein the following new terms:

(1) Customer agrees to pay IBM Credit a documentation fee equal to Five Thousand Dollars ($5,000.00) on or prior to November 21, 1997.

(2) Customer shall enter into agreements, in form and substance satisfactory to IBM Credit, with the broker selling the common stock of Splash (a) instructing such broker that all proceeds of the sale of the common stock of Splash shall be immediately transferred, via wire transfer, to account number 0351777270 at Silicon Valley Bank, ABA No. 121140399, Santa Clara, California, (b) wherein the broker acknowledges the security interest of IBM Credit in the Splash common stock and the proceeds thereof, (c) wherein the broker agrees to return the certificates representing any unsold shares of Splash common stock to IBM Credit upon its request, and (d) containing such other terms and conditions as IBM Credit may reasonably request. Radius shall also enter into agreements with such other third parties as IBM Credit may reasonably request in order to protect its perfected, first priority security interest in the Splash common stock.

(3) In consideration of the waivers by IBM Credit of the defaults of Customer under the Agreement for the fiscal quarter ending September 30, 1997, Customer shall pay to IBM Credit a waiver fee equal to Twenty-Five Thousand Dollars ($25,000.00) on or prior to November 21, 1997. Such waiver fees payable to IBM Credit hereunder shall be non-refundable and shall be in addition to any other fees IBM Credit may charge to Customer.

Section 6. Rights and Remedies. Except to the extent specifically waived herein IBM Credit reserves any and all rights and remedies that IBM Credit now has or may have in the future with respect to Customer, including any and all rights or remedies which it may have in the future as a result of Customer's failure to comply with its financial covenants to IBM Credit. Except to the extent specifically waived herein neither this Amendment, any of IBM Credit's actions or IBM Credit's failure to act shall be deemed to be a waiver of any such rights or remedies.

Section 7. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.


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

     IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.


     RADIUS INC.                       IBM CREDIT CORPORATION

     By: /s/ Henry V. Morgan           By: /s/ Tracey M. Wyatt
        -------------------------         ------------------------
     Name: Henry V. Morgan             Name: Tracey M. Wyatt
          -----------------------           ----------------------
     Title: CFO                        Title: ACCOUNT EXECUTIVE
           ----------------------            ---------------------


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